UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2022

Argo Group International Holdings, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
6.500% Senior Notes due 2042 issued by Argo Group U.S., Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2022, Argo International Holdings Limited (the “Seller”), a wholly-owned subsidiary of Argo Group International Holdings, Ltd. (the “Company”) and Ohio Farmers Insurance Company (the “Buyer”), part of the Westfield group of insurance companies, have entered into a sale and purchase agreement (the “SPA”) under which the Seller agreed to sell, and the Buyer agreed to purchase, the entire issued share capital of Argo Underwriting Agency Limited (“TargetCo”).

The base cash consideration for the purchase is $125,000,000, which will be adjusted to reflect the extent by which TargetCo’s net assets as at completion are greater or lesser than TargetCo net assets as at March 31, 2022. In addition, the Buyer will be obliged to replace certain funds provided by the Company to support the activities of TargetCo and certain of its subsidiaries at Lloyd’s of London, which would then be released to the Company.

The transaction is subject to customary closing conditions and regulatory approvals, including Lloyd’s of London, the UK Prudential Regulation Authority and the UK Financial Conduct Authority. The SPA contains customary representations and warranties made by the Seller and the Buyer and customary covenants regarding TargetCo and provides for contractual liability, among other things, for breaches of representations, warranties and covenants, in respect of which the Buyer’s principal remedy is under warranty and indemnity insurance. The SPA also contains indemnification provisions for the Buyer from the Seller in respect of, among other things, other businesses of the Company and its subsidiaries.

The transaction is expected to close in the first half of 2023.

The foregoing description of the SPA in this Item 1.01 and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the SPA, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022 to be filed with the Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

On September 8, 2022, the Company issued a press release announcing the transaction described above in Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit

99.1	Press Release issued by Argo Group International Holdings, Ltd. dated September 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2022	ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Scott Kirk
		Name:	Scott Kirk
		Title:	Chief Financial Officer

3